Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
October 31, 2024	TRADED: Nasdaq

LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
WESTERVILLE, Ohio, October 31 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the company’s fiscal first quarter ended September 30, 2024.
Summary
•Consolidated net sales increased 1.1% to a first quarter record $466.6 million. Retail segment net sales declined 1.1% to $239.6 million. Note that excluding all sales attributed to the perimeter-of-the-store bakery product lines we exited this past March, Retail segment net sales grew 1.4%. Foodservice segment net sales increased 3.5% to $227.0 million.
•Consolidated gross profit increased 1.9% to a first quarter record $110.8 million.
•Consolidated operating income decreased 1.6% to $55.9 million.
•Net income reached $1.62 per diluted share versus $1.59 per diluted share last year.
CEO David A. Ciesinski commented, “We were pleased to complete the quarter with record sales of $466.6 million and record gross profit of $110.8 million. In the Retail segment, we saw continued growth from our licensing program driven by the Subway® sauces we launched this past spring and expanding distribution for Texas Roadhouse® dinner rolls following a successful pilot test. Excluding the perimeter-of-the-store bakery product lines that we exited in March, Retail net sales increased 1.4% and Retail sales volume, measured in pounds shipped, increased 1.9%. In the Foodservice segment, despite industry-wide trends of slowing traffic, net sales grew 3.5% driven by increased demand from several of our national chain restaurant customers and volume gains for our branded Foodservice products.”
“Our reported gross profit margin reflects a sequential improvement of 220 basis points from our fiscal fourth quarter and an increase of 20 basis points compared to last year’s fiscal first quarter as our financial performance benefited from the higher sales volume and our ongoing cost savings initiatives.”
“Looking ahead to our fiscal second quarter and the remainder of our fiscal year, we anticipate Retail segment sales will continue to benefit from our growing licensing program, driven by new product introductions such as Subway sauces and Texas Roadhouse dinner rolls. Our newly launched New York BRAND® Bakery gluten-free garlic bread will also add to the Retail segment’s sales. In the Foodservice segment, we anticipate continued volume gains from select customers in our mix of national chain restaurant accounts.”
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First Quarter Results
Consolidated net sales increased 1.1%, or $5.0 million, to a first quarter record $466.6 million. Retail segment net sales decreased 1.1%, or $2.6 million, to $239.6 million while the segment’s sales volume, measured in pounds shipped, increased 0.3%. Retail net sales reflect an increased and more normalized level of trade spending versus last year, as we invested more to support our brands and launch new items. Excluding the perimeter-of-the-store bakery product lines that we exited in March, specifically our Flatout® and Angelic Bakehouse® brands, Retail net sales increased 1.4% and Retail sales volume increased 1.9%. In the Foodservice segment, net sales increased 3.5%, or $7.6 million, to $227.0 million while the segment’s sales volume increased 3.1%.
Consolidated gross profit grew 1.9%, or $2.1 million, to a first quarter record $110.8 million. The increase in gross profit was driven by the higher sales volumes and our cost savings programs. As anticipated, our pricing net of commodity costs, or PNOC, was close to neutral.
SG&A expenses increased $3.0 million to $55.0 million in support of the continued growth of our business, including increased investments in personnel and IT, in addition to higher legal expenses.
Consolidated operating income declined $0.9 million to $55.9 million. Net income improved $0.7 million to $44.7 million, or $1.62 per diluted share, versus $44.0 million, or $1.59 per diluted share, last year.
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, October 31, at 10:00 a.m. ET. Access to a live webcast of the call is available through a link on the company’s Internet home page at www.lancastercolony.com. A replay of the webcast will also be made available on the company’s website.
About the Company
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:
•efficiencies in plant operations and our overall supply chain network;
•price and product competition;
•changes in demand for our products, which may result from changes in consumer behavior or loss of brand reputation or customer goodwill;
•the impact of customer store brands on our branded retail volumes;
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•the impact of any regulatory matters affecting our food business, including any additional requirements imposed by the FDA or any state or local government;
•adequate supply of labor for our manufacturing facilities;
•stability of labor relations;
•adverse changes in freight, energy or other costs of producing, distributing or transporting our products;
•the reaction of customers or consumers to pricing actions we take to offset inflationary costs;
•inflationary pressures resulting in higher input costs;
•fluctuations in the cost and availability of ingredients and packaging;
•capacity constraints that may affect our ability to meet demand or may increase our costs;
•dependence on contract manufacturers, distributors and freight transporters, including their operational capacity and financial strength in continuing to support our business;
•dependence on key personnel and changes in key personnel;
•cyber-security incidents, information technology disruptions, and data breaches;
•the potential for loss of larger programs or key customer relationships;
•failure to maintain or renew license agreements;
•geopolitical events that could create unforeseen business disruptions and impact the cost or availability of raw materials and energy;
•the possible occurrence of product recalls or other defective or mislabeled product costs;
•the success and cost of new product development efforts;
•the lack of market acceptance of new products;
•the extent to which good-fitting business acquisitions are identified, acceptably integrated, and achieve operational and financial performance objectives;
•the effect of consolidation of customers within key market channels;
•maintenance of competitive position with respect to other manufacturers;
•the outcome of any litigation or arbitration;
•significant shifts in consumer demand and disruptions to our employees, communities, customers, supply chains, production planning, operations, and production processes resulting from the impacts of epidemics, pandemics or similar widespread public health concerns and disease outbreaks;
•changes in estimates in critical accounting judgments;
•the impact of fluctuations in our pension plan asset values on funding levels, contributions required and benefit costs; and
•risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Dale N. Ganobsik
Vice President, Corporate Finance and Investor Relations
Lancaster Colony Corporation
Phone: 614/224-7141
Email: ir@lancastercolony.com
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LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended September 30,
	2024	2023
Net sales	$466,558	$461,572
Cost of sales	355,734	352,850
Gross profit	110,824	108,722
Selling, general & administrative expenses	54,960	51,947
Operating income	55,864	56,775
Other, net	2,019	857
Income before income taxes	57,883	57,632
Taxes based on income	13,182	13,681
Net income	$44,701	$43,951

Net income per common share: (a)
Basic	$1.62	$1.60
Diluted	$1.62	$1.59

Cash dividends per common share	$0.90	$0.85

Weighted average common shares outstanding:
Basic	27,457	27,449
Diluted	27,478	27,473

(a)        Based on the weighted average number of shares outstanding during each period.
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LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2024	2023
NET SALES
Retail	$239,571	$242,184
Foodservice	226,987	219,388
Total Net Sales	$466,558	$461,572

OPERATING INCOME
Retail	$56,175	$53,124
Foodservice	24,309	26,633
Corporate Expenses	(24,620)	(22,982)
Total Operating Income	$55,864	$56,775

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2024	June 30, 2024
ASSETS
Current assets:
Cash and equivalents	$135,058	$163,443
Receivables	101,505	95,560
Inventories	193,663	173,252
Other current assets	22,361	11,738
Total current assets	452,587	443,993
Net property, plant and equipment	480,390	477,696
Other assets	283,233	285,242
Total assets	$1,216,210	$1,206,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109,236	$118,811
Accrued liabilities	63,941	65,158
Total current liabilities	173,177	183,969
Noncurrent liabilities and deferred income taxes	97,981	97,190
Shareholders’ equity	945,052	925,772
Total liabilities and shareholders’ equity	$1,216,210	$1,206,931
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